               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements (the
"Pro Forma Financial Statements") of the Company are based upon and should be read in conjunction with the historical financial statements of Premier Parks Inc. ("Premier"), Funtime Parks, Inc. ("Funtime") and Elitch Gardens Company ("Elitch Gardens"), all of which are incorporated by reference. The
Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995 gives effect to the acquisitions of Funtime and Elitch Gardens and the related financings as if they had occurred on January 1, 1995. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1996 gives effect to the acquisition of Elitch Gardens and the related financings as if they had occurred on January 1, 1996.

     The Unaudited Pro Forma Combined Balance Sheet is presented as if the acquisition of Elitch Gardens occurred on September 30, 1996. The acquisitions have been accounted for using the purchase method of accounting.
 Allocations of the purchase price have been determined based upon estimates of fair value.

     The Pro Forma Financial Statements are for informational purposes only, have been prepared based on estimates and assumptions deemed by the Company to be appropriate and do not purport to be indicative of the financial position or results of operations which would actually have been attained if the acquisitions had occurred as presented in such statements or which may be achieved in the future.

                             PREMIER PARKS INC.
          UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       YEAR ENDED DECEMBER 31, 1995

                                                                                 Historical      Historical
                                                                  Historical    Funtime Forty-     Combined
                                                                 Funtime Six      three days       (Premier
                                                    Historical   months ended    ended August         and
                                                     Premier     July 2, 1995      14, 1995        Funtime)
                                                    ----------   ------------  ---------------   -----------
                                                                 (Unaudited)     (Unaudited)     (Unaudited)

                                                       (In thousands, except for share and per share data)
Revenue:
Theme park admissions.............................    $21,863       $6,195           $9,680         $37,738
Theme park food, merchandise and other............     19,633        8,958           13,450          42,041
                                                    ---------    ---------      -----------       ---------
  Total revenue...................................     41,496       15,153           23,130          79,779
                                                    ---------    ---------      -----------       ---------
Operating costs and expenses:
Operating expenses................................     19,775       10,537            6,039          36,351
Selling, general and administrative...............      9,272        3,459            2,533          15,264
Costs of products sold............................      4,635        2,083            2,953           9,671
Depreciation and amortization.....................      3,866        3,316              829           8,011
                                                    ---------    ---------      -----------       ---------
  Total...........................................     37,548       19,395           12,354          69,297
                                                    ---------    ---------      -----------       ---------
Income (loss) from operations.....................      3,948       (4,242)          10,776          10,482
Other income (expense):
  Interest expense, net...........................     (5,578)      (2,741)            (321)         (8,640)
Other income (expense)............................       (177)           4               (4)           (177)
                                                    ---------    ---------      -----------       ---------
Total.............................................     (5,755)      (2,737)            (325)         (8,817)
Income (loss) before income taxes.................     (1,807)      (6,979)          10,451           1,665
Income tax expense (benefit)......................       (762)      (2,722)           4,076             592
                                                    ---------    ---------      -----------       ---------
Income (loss) before extraordinary loss...........    $(1,045)     $(4,257)          $6,375          $1,073
                                                    ---------    ---------      -----------       ---------
                                                    ---------    ---------      -----------       ---------
Income (loss) before extraordinary loss
 applicable to common stock.......................    $(1,574)     $(4,257)          $6,375            $544
                                                    ---------    ---------      -----------       ---------
                                                    ---------    ---------      -----------       ---------
Income (loss) per common share....................      $(.40)             (13)             (13)            (13)
                                                    ---------
                                                    ---------
Weighted average shares...........................  3,938,000              (13)             (13)            (13)




                                                      Historical      Combined      Pro Forma    Company Pro
                                                    Elitch Gardens     Company     Adjustments      Forma
                                                    --------------   -----------   -----------   -----------
                                                                     (Unaudited)   (Unaudited)   (Unaudited)
Revenue:
Theme park admissions.............................     $12,824         $50,562        $  --         $50,562
Theme park food, merchandise and other............       7,015          49,056           360 (3)     49,416
                                                    ----------       ---------     ---------     ----------
  Total revenue...................................      19,839          99,618           360         99,978
                                                    ----------       ---------     ---------     ----------
Operating costs and expenses:
Operating expenses................................       8,373          44,724        (2,001)(4)     46,723
Selling, general and administrative...............       9,289          24,553        (4,870)(5)     19,683
Costs of products sold............................       2,684          12,335          (182)(6)     12,173
Depreciation and amortization.....................       1,550           9,561          (633)(7)      8,928
                                                    ----------       ---------     ---------     ----------
  Total...........................................      21,896          91,193        (7,686)        83,507
                                                    ----------       ---------     ---------     ----------
Income (loss) from operations.....................      (2,057)          8,425         8,046         16,471
Other income (expense):
Interest expense, net.............................      (2,041)        (10,681)       (3,119)(8)    (13,800)
Other income (expense)............................        (157)           (334)           --
                                                    ----------       ---------     ---------     ----------
Total.............................................      (2,198)        (11,015)       (3,119)       (14,134)
Income (loss) before income taxes.................      (4,255)         (2,590)        4,927          2,337
Income tax expense (benefit)......................                         592           558 (9)      1,150
                                                    ----------       ---------     ---------     ----------
Income (loss) before extraordinary loss...........     $(4,255)         (3,182)       $4,368         $1,186
                                                    ----------       ---------     ---------     ----------
                                                    ----------       ---------     ---------     ----------
Income (loss) before extraordinary loss
 applicable to common stock.......................     $(4,255)        $(3,811)       $3,897(10)     $1,186
                                                    ----------       ---------     ---------     ----------
                                                    ----------       ---------     ---------     ----------
Income (loss) per common share....................            (13)            (13)                    $0.11
                                                                                                 ----------
                                                                                                 ----------
Weighted average shares...........................            (13)            (13)               11,221,000
                                                                                                 ----------
                                                                                                 ----------

See accompanying notes to unaudited pro forma combined statement of operations.

                             PREMIER PARKS INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                       YEAR ENDED DECEMBER 31, 1995


BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined statement of operations for the year ended December 31, 1995, has been prepared based upon certain pro forma adjustments to historical financial information of the Company, Funtime and Elitch Gardens. The Company's acquisition of the operating assets of Elitch Gardens occurred on October 31, 1996. The Company acquired Funtime in August 1995.

     The unaudited pro forma combined statement of operations for the year ended December 31, 1995, has been prepared assuming the acquisition of Elitch Gardens and the related financings occurred January 1, 1995. The unaudited pro forma combined statement of operations should be read in conjunction with the financial statements of the Company, Funtime and Elitch Gardens and notes thereto incorporated by reference.

     The pro forma weighted average of shares used to calculate pro forma income per share is based on the actual weighted average number of shares outstanding during 1995, adjusted to give effect to shares of Common Stock issued in the Preferred Stock Conversion in June 1996 and upon conversion of subordinated notes (August 1995) and adjusted to give effect to the issuance of 3,938,000 shares of Common Stock in June 1996 pursuant to the Company's public offering (the "Public Offering"), a portion of the proceeds of which were utilized to make the acquisition of Elitch Gardens.

PRO FORMA ADJUSTMENTS

(1)  See Funtime's Consolidated Financial Statements incorporated by reference.

(2) Represents the results of Funtime from the end of the first six months of 1995 through August 14, 1995, the day prior to the Funtime Acquisition.

(3)  Other revenue adjustments reflect the following:
     Effects of new contractual arrangement for Funtime's Darien Lake's
       20,000 seat Amphitheater........................................  $  395
     Elimination of operations of Funtime-Famous Recipe restaurants
       which the Company closed........................................    (360)
     Change in concessionaire arrangements at the Funtime parks........     325
                                                                         ------
                                                                         $  360
                                                                         ------
                                                                         ------

(4)  Operating expense adjustments reflect the following:
     Elimination of operations of Funtime-Famous Recipe
       restaurants which the Company closed............................  $  239
     Reduction of Funtime operating expenses related to insurance and
       leasing.........................................................     672
     Reduction of Elitch Gardens operating expenses related
       to park staffing levels and lease expenses......................   1,090
                                                                         ------
                                                                         $2,001
                                                                         ------
                                                                         ------

(5)  Selling, general and administrative expense adjustments reflect the following:
     Elimination of duplicative corporate personnel costs and
       corporate expense at the Funtime parks....................... $    1,175
     Elimination of duplicative corporate personnel costs and
       corporate expenses at Elitch Gardens as follows:
     Corporate and full time personnel costs.................. $1,520
     Pre-opening marketing costs..............................    847
     Insurance and entertainment costs........................    725
     Professional fees........................................    492
     Rental expense...........................................    111
                                                               ------
                                                                3,695
                                                                     $    4,870
                                                                     ----------
                                                                     ----------
(6) Adjustment reflects the elimination of operations of Funtime-Famous Recipe restaurants which the Company closed.

(7) Adjustment reflects the effects of eliminating historical depreciation ($5,695) of the acquired parks and the pro forma depreciation of $5,062 on the Funtime property and equipment and the property and equipment of Elitch Gardens. Depreciation is based on estimated lives of 15 to 25 years.

(8) Adjustment reflects the increase in interest expense as if the acquisitions of Funtime and Elitch Gardens and the related financings had been consummated on January 1, 1995. Approximately $1,848 of secured indebtedness of Premier was not refinanced with the proceeds of the Company's 12% Senior Notes due 2003 issued in August 1995 (the "Existing Notes"). Additionally, as a component of the financing transactions, obligations of $3,259 were recognized as a result of modifications of certain lease agreements resulting in their reclassification as capital leases. Other than the proceeds of the Company's $85 million term loan facility (the "Term Loan Facility"), the funding of the acquisition of Elitch Gardens is from the proceeds of the Company's June 1996 Public Offering and cash from operations. Issuance costs associated with the Existing Notes and the Term Loan Facility are being amortized over their respective eight and five year terms. The components of the adjustment are as follows:

     Interest expense on the Existing Notes issued in August 1995 -
       January 1, 1995 to August 14, 1995........................... $    6,750
     Interest expense on the Term Loan Facility.....................      2,286
     Amortization of costs associated with issuance of the Existing
       Notes........................................................        383
     Amortization of costs associates with the Term Loan Facility...        415
     Elimination of historical interest expense - Premier...........     (1,689)
     Elimination of historical interest expense - Funtime...........     (3,062)
     Elimination of historical interest expense - Elitch Gardens....     (2,041)
     Interest relating to reclassified capital leases...............         77
                                                                     ----------
                                                                     $    3,119
                                                                     ----------
                                                                     ----------
(9) Adjustment reflects the application of income taxes at a rate of 40% to the pro forma adjustments and to the acquired operations that were not previously directly subject to income taxation and after consideration of permanent differences.

(10) Adjustment reflects the aggregate pro forma adjustments to income (loss) before extraordinary loss and the elimination of $529 of accumulated, but unpaid, preferred stock dividends as a result of the Preferred Stock Conversion in June 1996.

(11) Income (loss) per common share and weighted average share data are not presented for Funtime and Elitch Gardens as the information is not meaningful.

(12)  The calculation of pro forma weighted average shares outstanding for the year ended December 31, 1995 is as follows:
      Weighted average shares of Common Stock outstanding............  3,938,000
      Common Stock issued as a result of the conversion of the
        Company's subordinated notes, presumed outstanding
        on January 1, 1995...........................................    920,000
      Preferred Stock Conversion into Common Stock,
        as if issued and converted on January 1, 1995................  2,424,000
      Common Stock issued in the June 1996 Public Offering,
        a portion of the proceeds of which were used to make
        the Recent Acquisitions......................................  3,939,000
                                                                      ----------
                                                                      11,221,000
                                                                      ----------
                                                                      ----------

                             PREMIER PARKS INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
               (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

                                                    Historical     Historical     Combined   Pro Forma     Company
                                                     Premier     Elitch Gardens   Company   Adjustments   Pro Forma
                                                    ----------   --------------   --------  -----------   ---------
Revenue
Theme park admissions.............................   $38,970        $ 10,631      $49,601    $ --          $ 49,601
Theme park food, merchandise and other............    50,822           8,875       59,967      --            59,967
                                                    ----------   -----------      -------   ---------     ---------
  Total revenue...................................    89,792          19,506      109,928      --           109,928
                                                    ----------   -----------      -------   ---------     ---------
Operating costs and expenses:
Operating expenses................................    32,897           8,579       41,476        (350)(1)    39,751
                                                                                               (1,375)(2)
Selling, general and administrative...............    15,363           6,216       21,579      (2,070)(3)    19,509
Costs of products sold............................    10,685           3,287       13,972      --            13,972
Depreciation and amortization.....................     5,599          10,291       15,890      (8,322)(4)     7,568
                                                    ----------   -----------      -------   ---------    ----------
  Total...........................................    64,544          28,373       92,917     (12,117)       80,800
                                                    ----------   -----------      -------   ---------    ----------
Income (loss) from operations.....................    25,248          (8,867)      16,381      12,117        28,498
Other income (expense):
Interest expense, net.............................    (7,657)         (3,193)     (10,850)      1,167 (5)    (9,683)
Other income (expense)............................       (59)           (284)        (343)        125 (6)      (218)
                                                    ----------   -----------      -------   ---------    ----------
  Total...........................................    (7,716)         (3,477)     (11,193)      1,292        (9,901)
Income (loss) before income taxes.................    17,532         (12,344)       5,188      13,409        18,597
Income tax expense................................     7,020                        7,020         508 (7)     7,600
                                                    ----------   -----------      -------   ---------    ----------
Net income (loss).................................   $10,512        $(12,344)     $(1,832)  $  12,829      $ 10,997
                                                    ----------   -----------      -------   ---------    ----------
                                                    ----------   -----------      -------   ---------    ----------
Net income (loss) applicable to common stock......   $ 9,909        $(12,344)     $(2,435)  $  13,432 (8)  $ 10,997
                                                    ----------   -----------      -------   ---------    ----------
                                                    ----------   -----------      -------   ---------    ----------
Net income per common share.......................   $  1.24                 (9)          (9)              $   0.94
                                                                                                         ----------
                                                                                                         ----------
Weighted average shares...........................  7,979,000                (9)          (9)            11,660,000(10)
                                                    ----------                                           ----------
                                                    ----------                                           ----------

See accompanying notes to unaudited pro forma combined statement of operations.

                              PREMIER PARKS INC.
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996


BASIS OF PRESENTATION

     The accompanying pro forma combined statement of operations for the nine months ended September 30, 1996 has been prepared based upon certain pro forma adjustments to historical financial information of the Company and Elitch Gardens. The Company's acquisition of the operating assets of Elitch Gardens occurred on October 31, 1996. The Company acquired Funtime in 1995.

     The unaudited pro forma combined statement of operations for the nine months ended September 30, 1996 has been prepared assuming the acquisition of Elitch Gardens and the related financings occurred on January 1, 1996. The operations of Funtime are included in the Company's operations for 1996 since the acquisition of Funtime occurred in 1995. The unaudited pro forma combined statement of operations should be read in conjunction with the financial statements of the Company and Elitch Gardens, and notes thereto incorporated by reference.

     The pro forma weighted average number of common shares used to calculate pro forma income per share is based on the actual weighted average number of shares outstanding during the nine months ended September 30, 1996, adjusted to give effect to shares issued in the Preferred Stock Conversion (June 1996) and the issuance of 3,938,000 shares in June 1996 pursuant to the Public Offering, a portion of the proceeds of which were utilized to make the acquisition of Elitch Gardens.

PRO FORMA ADJUSTMENTS

(1) Adjustment reflects the change in food concessionaire arrangements at Elitch Gardens.

(2) Adjustments reflect the reduction of Elitch Gardens operating expenses related to park staffing levels ($1,000) and entertainment contracts ($375).

(3) Selling, general and administrative expense adjustments reflect the following:

     Elimination of duplicative corporate personnel costs and
     corporate expenses at Elitch Gardens as follows:
     Corporate and full-time personnel costs........................ $    1,140
     Insurance expense..............................................        375
     Professional fees..............................................        466
     Rental expense.................................................         89
                                                                     ----------
                                                                     $    2,070
                                                                     ----------
                                                                     ----------

(4) Adjustment reflects the effects of eliminating historical depreciation ($2,291) and impairment provision ($8,000) recognized by the acquired park and the pro forma depreciation of $1,969 on the property and equipment of Elitch Gardens. Depreciation is based on estimated lives of 15 to 25 years.

(5) Adjustment reflects the decrease in interest expense as if the acquisition of Elitch Gardens and related borrowings under the Term Loan Facility had been consummated on January 1, 1996. Other than the proceeds of the Term Loan Facility, the funding of the acquisition of Elitch Gardens is assumed to be from the proceeds of the June 1996 Public Offering and cash from operations. Issuance costs associated with the Existing Notes and the Term Loan Facility are being amortized over the respective eight and five year terms. The components of the adjustment are as follows:

     Interest expense on the Term Loan Facility..................... $    1,715
     Amortization of costs associated with Term Loan Facility.......        311
     Elimination of historical interest expense - Elitch Gardens....     (3,193)
                                                                     ----------
                                                                     $   (1,167)
                                                                     ----------
                                                                     ----------
(6) Adjustment reflects the elimination of food service management fee at Elitch Gardens.

(7) Adjustment reflects the application of income taxes at a rate of 40% to the pro forma adjustments and to the acquired operations that were not previously directly subject to income taxation and after consideration of permanent differences.

(8) Adjustment reflects the aggregate pro forma adjustment to income (loss) before extraordinary loss and the elimination of $603 of preferred stock dividends as a result of the Preferred Stock Conversion.

(9) Income (loss) per common share and weighted average share data are not presented for Elitch Gardens as the information is not meaningful.

(10) The calculation of pro forma weighted average shares outstanding for the nine months ended September 30, 1996 is as follows:

     Weighted average shares of Common Stock outstanding............  7,979,000
     Preferred Stock Conversion, as if issued and converted on
       January 1, 1996..............................................  1,619,000
     Common Stock issued in the Public Offering, a portion of the proceeds of which were used to make the acquisition of Elitch
       Gardens, as if issued on January 1, 1996.....................  2,062,000
                                                                     ----------
                                                                     11,660,000
                                                                     ----------
                                                                     ----------

                              PREMIER PARKS INC.
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1996


                                             Historical
                               Historical     Elitch       Pro Forma        Company
                                Premier       Gardens     Adjustments      Pro Forma
                               ----------   -----------   -----------      ---------


ASSETS:
Cash and cash equivalents. . .   $73,766      $2,969    $   (2,969)(2)     $ 39,295
                                                           (34,471)(3)
Accounts receivable  . . . . .     8,409         969          (969)(3)        8,409
Inventories  . . . . . . . . .     3,460         860          -               4,320
Prepaid expenses . . . . . . .     1,906         128          -               2,034
                               ---------     -------      --------         --------
   Total current assets. . . .    87,541       4,926       (38,409)          54,058
Deferred charges . . . . . . .     4,448       1,629        (1,629)(2)        6,523
                                                             2,075 (3)
Deposits and other . . . . . .     7,125        -             -    (2)        7,125
                               ---------     -------      --------         --------
   Other assets  . . . . . . .    11,573       1,629           446           13,648
Property and equipment,
   net . . . . . . . . . . . .   140,153      57,728         5,280 (3)      203,161
Intangible assets, net . . . .    12,847        -                  (3)       12,847
                               ---------     -------      --------         --------
   Total assets. . . . . . . .  $252,114     $64,283      $ 32,683        $ 283,714
                               ---------     -------      --------         --------
                               ---------     -------      --------         --------

LIABILITIES AND
STOCKHOLDERS' EQUITY:
Accounts payable and
 accrued expenses. . . . . . .    $6,378      $3,983     $  (3,983)(2)       $6,378
Accrued interest payable . . .     1,386       2,454        (2,454)(2)        1,386
Current maturities of
  long-term debt
   and capital lease
    obligations. . . . . . . .     1,054      36,994       (36,994)(2)        1,054
                               ---------     -------      --------         --------
   Total current
    liabilities. . . . . . . .     8,818      43,431       (43,431)           8,818
Long-term debt and capital
  lease obligations. . . . . .    92,350       6,465        (6,465)(2)      123,450
                                                            31,600 (3)
Other long-term
  liabilities. . . . . . . . .     3,234        -             -               3,234
Deferred income taxes. . . . .    26,138        -             -              26,138
                               ---------     -------      --------         --------
 Total Liabilities . . . . . .   130,540      49,896       (18,296)         162,140
Total stockholders' equity . .   121,574      14,387       (14,387)(2)      121,574
                               ---------     -------      --------         --------
Total liabilities and
  stockholders'
    equity . . . . . . . . . .  $252,114     $64,283     $ (32,683)       $ 287,714
                               ---------     -------      --------         --------
                               ---------     -------      --------         --------


See accompanying notes to unaudited pro forma combined balance sheet.

                              PREMIER PARKS INC.
              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1996


BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined balance sheet as of September 30, 1996 has been prepared based on certain pro forma adjustments to historical financial information of the Company and Elitch Gardens. The Company's acquisition of the operating assets of Elitch Gardens occurred on October 31, 1996.

     The unaudited pro forma combined balance sheet as of September 30, 1996 has been prepared assuming the acquisition of Elitch Gardens occurred on September 30, 1996. The assets and liabilities of Funtime are included in the Company's assets and liabilities as of September 30, 1996, since the acquisition of Funtime occurred in 1995. The unaudited pro forma combined balance sheet should be read in conjunction with the financial statements of the Company and Elitch Gardens and notes thereto incorporated by reference.

PRO FORMA ADJUSTMENTS

(1) Adjustments reflect the elimination of assets not purchased ($5,567) and liabilities not assumed ($49,896) by the Company, as follows:

     (a) the Company did not acquire the cash ($2,969), accounts receivable ($969), deferred charges ($1,629) of Elitch Gardens.

     (b) the Company did not assume the accounts payable and accrued expenses ($3,983), accrued interest payable ($2,454), current maturities of long-term debt and capital lease obligations ($36,994) or long-term debt and capital lease obligations ($6,465) of Elitch Gardens.

(2) Adjustment reflects the purchase for cash of the operating assets of Elitch Gardens ($62,500) and the purchase from the lessor of certain assets of Elitch Gardens subject to a capital lease ($496) and estimated transaction costs of $1,000. Purchase prices were funded through existing cash balances of the Company and borrowings of $31,600 under the Term Loan Facility. Costs associated with the new borrowings approximate $2,075 and have been reflected as deferred charges. The acquisition is being accounted for using the purchase method of accounting. Allocation of the purchase price is based upon estimated fair values for property and equipment. Fair value of inventory and prepaid expenses approximate recorded historical amounts.